AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland
(the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of
Incorporation of the Corporation (“Articles of Incorporation”), the
Board of Directors of the Corporation has (i) determined to change the name of the Advisor Class of common stock to A Class for the series of shares titled Mid Cap Value Fund and Small Cap Value Fund, (ii) duly established new C Class of shares for the series of shares titled Mid Cap
Value Fund, (iii) duly established new C Class and R Class of shares for the series of shares titled Small Cap Value Fund, and (iv) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General
Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Seven Billion (7,000,000,000) shares of capital stock.
Following the Reallocation, the Corporation has the authority to issue
Seven Billion (7,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation’s capital stock before the Reallocation was, and after the Reallocation is,
One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was
Seventy Million Dollars ($70,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Seventy Million Dollars ($70,000,000).

SIXTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the nine (9) series of stock of and the aggregate par value of each Class was as follows:

Series   Number of  Aggregate
Name Class Name Shares  Par Value
   Allocated
Equity Income Fund
 Investor 1,560,000,000 $15,600,000
 Institutional 300,000,000 3,000,000
 R  50,000,000 500,000
 B  20,000,000 200,000
 A  500,000,000 5,000,000
 C  100,000,000 1,000,000
Value Fund
 Investor 1,000,000,000 $10,000,000
 Institutional 125,000,000 1,250,000
 R  20,000,000 200,000
 C  20,000,000 200,000
 A  150,000,000 1,500,000
 B  20,000,000 200,000

Real Estate Fund
 Investor 125,000,000 $1,250,000
 Institutional 50,000,000 500,000
 A  50,000,000 500,000
 C  20,000,000 200,000
 R  20,000,000 200,000
 B  20,000,000 200,000

Small Cap Value Fund
 Investor 500,000,000 $5,000,000
 Institutional 200,000,000 2,000,000
 Advisor  190,000,000 1,900,000

Equity Index Fund
 Investor 150,000,000 1,500,000
 Institutional 310,000,000 3,100,000

Mid Cap Value Fund
 Investor 100,000,000 $1,000,000
 Institutional 20,000,000 200,000
 Advisor  20,000,000 200,000
 R  20,000,000 200,000

Large Company Value Fund
 Investor 550,000,000 $5,500,000
 Institutional 200,000,000 2,000,000
 C  50,000,000 500,000
 R  20,000,000 200,000
 A  300,000,000 3,000,000
 B  20,000,000 200,000

NT Large Company Value Fund
 Institutional 100,000,000 $1,000,000

NT Mid Cap Value Fund
 Institutional 100,000,000 $1,000,000

SEVENTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Seven Billion
(7,000,000,000) shares of the Seven Billion (7,000,000,000) shares of authorized capital stock of the Corporation among the nine (9) series of stock of the Corporation and the various Classes of each as follows:

   Number of
Series   Shares  Aggregate
Name Class Name Allocated Par Value

Equity Income Fund
 Investor 1,800,000,000 $18,000,000
 Institutional 350,000,000 3,500,000
 A  600,000,000 6,000,000
 B  10,000,000 100,000
 C  100,000,000 1,000,000
 R  50,000,000 500,000

Value Fund
 Investor 880,000,000 $8,800,000
 Institutional 125,000,000 1,250,000
 A  100,000,000 1,000,000
 B  20,000,000 200,000
 C  10,000,000 100,000
 R  10,000,000 100,000

Real Estate Fund
 Investor 125,000,000 $1,250,000
 Institutional 50,000,000 500,000
 A  50,000,000 500,000
 B  10,000,000 100,000
 C  10,000,000 100,000
 R  10,000,000 100,000

Small Cap Value Fund
 Investor 500,000,000 $5,000,000
 Institutional 210,000,000 2,100,000
 A  190,000,000 1,900,000
 C  20,000,000 200,000
 R  20,000,000 200,000

Equity Index Fund
 Investor 150,000,000 $1,500,000
 Institutional 310,000,000 3,100,000

Mid Cap Value Fund
 Investor 120,000,000 $1,200,000
 Institutional 20,000,000 200,000
 A  20,000,000 200,000
 C  20,000,000 200,000
 R  10,000,000 100,000

Large Company Value Fund
 Investor 550,000,000 $5,500,000
 Institutional 200,000,000 2,000,000
 A  150,000,000 1,500,000
 B  10,000,000 100,000
 C  20,000,000 200,000
 R  10,000,000 100,000

NT Large Company Value Fund
 Institutional 110,000,000 $1,100,000

NT Mid Cap Value Fund
 Institutional 50,000,000 $500,000

EIGHTH: Except as otherwise provided by the express provisions of these Articlesof Amendment, nothing herein shall limit,
by inference or otherwise, the discretionary right of the
Board of Directors to serialize, classify or reclassify and
issue any unissued shares of any series or class or any
unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent
provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the
Corporation and allocating shares to each as set forth in these
Articles of Amendment.

ELEVENTH:  The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland
General Corporation Law without action by the stockholders.

TWELFTH:  These Articles of Amendment shall become effective at 12:01 a.m. on March 1, 2010.

IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
has caused these Articles of Amendment to be signed and
acknowledged in its name and on its behalf by its Senior Vice
President and attested to by its Assistant Secretary on
this 16th day of February, 2010.

ATTEST:    AMERICAN CENTURY CAPITAL
    PORTFOLIOS, INC.
/s/ Otis H. Cowan  /s/Charles A. Etherington
Name:  Otis H. Cowan  Name: Charles A. Etherington
Title:  Assistant Secretary Title:  Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY CAPITAL
PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said
Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the
corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: February 16, 2010 /s/Charles A. Etherington
    Charles A. Etherington,
    Senior Vice President